UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 22, 2008, the management of Interlink Electronics, Inc. announced to employees that it plans to implement a restructuring plan to increase organizational efficiencies and lower the Company’s overall cost structure. The restructuring plan calls for the transfer of a significant portion of the Company’s United States manufacturing operations, currently located in Camarillo, California, to Shenzen, China. In connection with the restructuring, the Company anticipates eliminating approximately 40 manufacturing related positions in Camarillo, California between January 2009 and June 2009. The restructuring was approved by Interlink’s Board of Directors on October 21, 2008.

In connection with the restructuring and from January 2009 through June 2009, the Company expects to incur material charges and cash expenditures in the range of (a) $350,000 to $570,000 for retention and severance related costs and (b) $100,000 to $150,000 for the purchase of capital equipment and other operational costs incurred during the transition.

This report contains forward-looking statements that involve a number of risks and uncertainties. All forward-looking statements included in this report are based on the information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the results discussed in this report. Factors that might cause or contribute to such differences include but are not limited to those discussed in the “Risk Factors” section set forth in reports or documents the Company files from time to time with the Securities and Exchange Commission, such as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. In addition, general market factors and economic trends, such as interest rates, the U.S. and world economy, the financial stability of world markets and the financial condition and outlook of the Company’s customers and potential customers, should also be considered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2008

INTERLINK ELECTRONICS, INC.

By	/s/ CHARLES C. BEST
Charles C. Best
Chief Financial Officer